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Tokyo

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Europe, Middle East

& Africa

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Alm aty

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Bahrain

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Berlin

Brussels

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Cairo

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Doha

Dubai

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Geneva

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Jeddah*

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Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

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Zuric h

The Americas

Bogota

Brasilia**

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Caracas

Chicago

Dallas

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Rio de Janeiro**

San Franc isco

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* Associated Firm

** In cooperation

with Trench, Rossi e Watanabe Advogados

August 27, 2024

MSP Recovery, Inc.

3150 SW 38th Avenue, Suite 1100

Miami, Florida 33146

RE: Registration Statement on Form S-1 for MSP Recovery, Inc.

Ladies and Gentlemen:

We are acting as special securities counsel for MSP Recovery, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 to be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 29, 2024 (such registration statement, the “Registration Statement”) relating to the offering and resale by the selling shareholders named therein (the “Selling Shareholders”) named in the prospectus contained in the Registration Statement of up to 5,638,092shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) issued or issuable to certain Selling Shareholders (the "Selling Securityholder Shares"), including up to 2,666,667 shares of Common Stock issuable upon exercise of the Class A Common Stock Underlying Warrant (the “CPIA Warrant”) pursuant to an Amendment to the Claim Proceeds Investment Agreement (the “Amendment”) and a Warrant Agreement (the “Warrant Agreement”) with Brickell Key Investments LP (the “CPIA Holder”) and up to 159,552 shares of Common Stock issuable to Cantor Fitzgerald & Co. pursuant to an Omnibus Fee Amendment Agreement, as amended from time to time (the “Cantor Agreement”).

In reaching the opinions set forth herein, we have examined the originals, or photostatic or certified copies of, (i) the second amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) the Registration Statement, (iv) the prospectus contained within the Registration Statement, (v) the Amendment, incorporated by reference as Exhibit 10.28 to the Registration Statement, (vi) the Warrant Agreement, incorporated by reference as Exhibit 4.7 to the Registration Statement and (vii) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

Baker & McKenzie LLP is a member of Baker & McKenzie International.

1.
With respect to Selling Securityholder Shares that are currently outstanding and are to be offered and sold from time to time by the Selling Shareholders, such Selling Securityholder Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

2.
With respect to Selling Securityholder Shares that are issued from time to time upon the exercise of the CPIA Warrant, when issued and paid for upon the exercise of the CPIA Warrant in accordance with its terms, such Selling Securityholder Shares will be duly and validly authorized and will be validly issued, fully paid and non-assessable.

3.
With respect to the Selling Securityholder Shares that are issuable pursuant to the Cantor Agreement, when issued in accordance with the Cantor Agreement, such Selling Securityholder Shares will be validly issued, fully paid, and non-assessable.

We express no opinion to the extent that, notwithstanding its current reservation of shares of common stock for future issuance, future issuances of securities of the Company and/or adjustments to outstanding securitiesof the Company cause such CPIA Warrant to be convertible into more shares of the common stock than the number that then remain authorized but unissued.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

BAKER & McKENZIE LLP